Exhibit 99.1

THE MADISON SQUARE GARDEN COMPANY REPORTS

FISCAL 2016 THIRD QUARTER RESULTS

NEW YORK, N.Y., May 6, 2016 – The Madison Square Garden Company (NYSE: MSG) today reported financial results for the third quarter ended March 31, 2016.

On September 30, 2015, The Madison Square Garden Company completed its spin-off from MSG Networks Inc. The fiscal 2016 third quarter reflects the Company’s financial results on a standalone basis, including the Company’s actual corporate general and administrative costs.

Reported results for the fiscal 2015 third quarter are presented as the combined results of the sports and entertainment businesses, which, prior to the completion of the spin-off, had been consolidated with MSG Networks Inc. Please note that results for the fiscal 2015 third quarter reflect the allocation of corporate general and administrative costs based on accounting requirements for the preparation of carve-out financial statements. As a result, fiscal 2015 third quarter results do not reflect all of the actual expenses that the Company would have incurred had it been a standalone public company for that quarter.

On a reported basis for the fiscal 2016 third quarter, the Company generated revenues of $336.3 million, adjusted operating cash flow loss (“AOCF”)(1) of $23.8 million, and operating loss of $56.9 million. Excluding the impact of a $41.8 million non-cash write-off recorded during the quarter, adjusted operating cash flow would have been $18.1 million, an increase of 8%, and operating loss would have been $15.1 million, an increase of $5.5 million, both as compared to the prior year period.

President and CEO David O’Connor said, “We are pleased with our continued success in creating exceptional live experiences for our fans and partners. Looking ahead, we remain focused on delivering excellence across our operations and see ample opportunities to continue to grow our live sports and entertainment businesses, all with the goal of creating meaningful long-term asset value for our Company and shareholders.”

Results from Operations

Segment results for the quarters ended March 31, 2016 and 2015 are as follows:

	Revenues			AOCF			Operating Income (Loss)
	F’Q3	F’Q3	% Change	F’Q3	F’Q3	% Change	F’Q3	F’Q3	% Change
$ millions	2016	2015		2016	2015		2016	2015
MSG Entertainment	$73.2	$61.6	19%	$(53.4)	$(11.2)	(378)%	$(58.4)	$(14.4)	(306)%
MSG Sports	262.9	239.1	10%	42.5	31.0	37%	36.5	27.7	32%
Other	0.2	0.2	NM	(12.8)	(3.0)	(326)%	(35.0)	(22.9)	(53)%

Total Company	$336.3	$300.9	12%	$(23.8)	$16.8	NM	$(56.9)	$(9.6)	(494)%

Note: Does not foot due to rounding

1.	See definition of adjusted operating cash flow (“AOCF”) included in the discussion of non-GAAP financial measures on page 3 of this earnings release.

MSG Entertainment

For the fiscal 2016 third quarter as compared to the prior year period, MSG Entertainment revenues of $73.2 million increased 19%. The increase was primarily due to higher event-related revenues at all of the Company’s venues, led by The Garden and Radio City Music Hall, and revenue from the New York production of the Radio City Christmas Spectacular, as well as higher venue-related sponsorship, signage and suite rental fee revenues. Partially offsetting the overall increase in revenues was the impact from the Company’s decision to shift the timing of the production, now called the New York Spectacular Starring The Radio City Rockettes, from the spring to the summer.

On a reported basis, third quarter AOCF loss was $53.4 million and operating loss was $58.4 million. These results include the impact of a $41.8 million non-cash write-off of deferred production costs due to the creative decision to not include certain prior scenes in the production, now called the New York Spectacular Starring The Radio City Rockettes. Excluding the write-off, fiscal 2016 third quarter AOCF loss would have been $11.6 million, an increase of 4%, and operating loss would have been $16.6 million, an increase of 15%, both as compared to the prior year quarter. The increase in AOCF loss (excluding the write-off) as compared to the prior year quarter reflects higher selling, general and administrative expenses and, to a lesser extent, direct operating expenses, offset by the increase in revenues.

The increase in selling, general and administrative expenses primarily reflects higher corporate general and administrative costs and employee compensation and related benefits. As noted above, selling, general and administrative expenses in the prior year third quarter do not include all of the actual expenses that the Company would have incurred had it been a standalone public company for that period. The increase in direct operating expenses (excluding the write-off) primarily reflects higher event-related expenses at the Company’s venues and expenses for the New York production of the Radio City Christmas Spectacular, partially offset by lower expenses for the New York Spectacular Starring The Radio City Rockettes production.

MSG Sports

For the fiscal 2016 third quarter as compared to the prior year period, MSG Sports revenues of $262.9 million increased 10%. The increase in revenues was primarily due to higher broadcast rights fees from MSG Networks Inc. as a result of new long-term media rights agreements between the New York Knicks and New York Rangers and MSG Networks Inc. In addition, the overall increase in segment revenues reflects the new advertising sales representation agreement with MSG Networks Inc. and higher professional sports teams’ sponsorship, signage and ticket-related revenues. Excluding the impact of the new long-term media rights agreements and advertising sales representation agreement, MSG Sports revenues would have increased 2%, as compared to the prior year period.

Third quarter AOCF increased by $11.5 million to $42.5 million and operating income increased by $8.8 million to $36.5 million. The increase in AOCF and operating income was primarily due to the increase in revenues and, to a lesser extent, a decrease in direct operating expenses, partially offset by higher selling, general and administrative expenses.

The decrease in direct operating expenses was primarily due to lower net provisions for certain team personnel transactions and lower event-related expenses associated with other live sporting events. This was partially offset by higher net provisions for NBA and NHL revenue sharing expense and NBA luxury tax, team personnel compensation costs, and other team operating expenses. The increase in selling, general and administrative expenses was primarily due to higher corporate general and administrative costs, employee compensation and related benefits, and costs associated with the new advertising sales representation agreement with MSG Networks Inc. As noted above, selling, general and administrative expenses in the prior year third quarter do not include all of the actual expenses that the Company would have incurred had it been a standalone public company for that period.

About The Madison Square Garden Company

The Madison Square Garden Company (MSG) is a world leader in live sports and entertainment with a portfolio of legendary sports teams, exclusive entertainment productions and celebrated venues. MSG Sports owns and operates some of the most widely recognized sports franchises: the New York Knicks (NBA), the New York Rangers (NHL) and the New York Liberty (WNBA), along with two development league teams - the Westchester Knicks (NBADL) and the Hartford Wolf Pack (AHL). MSG Sports also presents a broad array of world-class sporting events, including: professional boxing, college basketball, tennis, bull riding and e-gaming events. MSG Entertainment features exclusive, original productions that include the Radio City Christmas Spectacular and New York Spectacular Starring The Radio City Rockettes. MSG Entertainment also presents or hosts a wide variety of live entertainment offerings, including concerts, family shows and special events, in the Company’s diverse collection of iconic venues. These venues are: New York’s Madison Square Garden, The Theater at Madison Square Garden, Radio City Music Hall and Beacon Theatre; the Forum in Inglewood, California; The Chicago Theatre; and the Wang Theatre in Boston, MA. More information is available at www.themadisonsquaregardencompany.com.

Non-GAAP Financial Measures

We define adjusted operating cash flow (“AOCF”), which is a non-GAAP financial measure, as operating income (loss) before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, 3) restructuring charges or credits and 4) gains or losses on sales or dispositions of businesses. Because it is based upon operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to either the distortive effects of fluctuating stock prices or the settlement of an obligation that is not expected to be made in cash.

We believe AOCF is an appropriate measure for evaluating the operating performance of our business segments and the Company on a consolidated basis. AOCF and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and AOCF measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. AOCF should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of AOCF to operating income (loss), please see page 4 of this release.

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

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Contacts:

Kimberly Kerns Senior Vice President Communications The Madison Square Garden Company (212) 465-6442	Ari Danes, CFA Senior Vice President Investor Relations The Madison Square Garden Company (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at www.themadisonsquaregardencompany.com

Conference call dial-in number is 877-347-9170 / Conference ID Number 94963430

Conference call replay number is 855-859-2056 / Conference ID Number 94963430 until May 13, 2016

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED/COMBINED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Revenues	$336,328	$300,856	$897,547	$816,586
Direct operating expenses	275,118	231,098	596,100	568,004
Selling, general and administrative expenses	92,352	53,786	236,982	168,188
Depreciation and amortization	25,794	25,556	76,939	85,119

Operating loss	(56,936)	(9,584)	(12,474)	(4,725)
Other income (expense):
Loss in equity-method investments	(5,173)	(2,294)	(4,969)	(35,049)
Interest income	1,965	768	4,370	2,216
Interest expense	(489)	(606)	(1,543)	(1,881)
Miscellaneous income (expense)	—	116	(4,080)	191

Loss from operations before income taxes	(60,633)	(11,600)	(18,696)	(39,248)
Income tax benefit (expense)	(123)	129	(175)	(317)

Net loss	$(60,756)	$(11,471)	$(18,871)	$(39,565)

Basic loss per common share	$(2.47)	$(0.46)	$(0.76)	$(1.59)
Diluted loss per common share	$(2.47)	$(0.46)	$(0.76)	$(1.59)
Basic weighted-average number of common shares outstanding	24,635	24,928	24,845	24,928
Diluted weighted-average number of common shares outstanding	24,635	24,928	24,845	24,928

ADJUSTMENTS TO RECONCILE ADJUSTED OPERATING CASH FLOW TO

OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating cash flow as described in this earnings release:

•	Share-based compensation expense. This adjustment eliminates the compensation expense relating to restricted stock units granted under our employee stock plans and non-employee director plans in all periods.

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Operating loss	$(56,936)	$(9,584)	$(12,474)	$(4,725)
Share-based compensation	7,388	785	17,647	7,872
Depreciation and amortization	25,794	25,556	76,939	85,119

Adjusted operating cash flow	$(23,754)	$16,757	$82,112	$88,266

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED/COMBINED OPERATIONS DATA

(Dollars in thousands)

(Unaudited)

REVENUES

	Three Months Ended March 31,
	2016	2015	% Change
MSG Entertainment	$73,235	$61,566	19%
MSG Sports	262,875	239,114	10%
All other	218	176	NM

The Madison Square Garden Company Total	$336,328	$300,856	12%

	Nine Months Ended March 31,
	2016	2015	% Change
MSG Entertainment	$331,348	$320,926	3%
MSG Sports	565,556	495,131	14%
All other	643	529	NM

The Madison Square Garden Company Total	$897,547	$816,586	10%

ADJUSTED OPERATING CASH FLOW AND OPERATING INCOME (LOSS)

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Three Months Ended March 31,			Three Months Ended March 31,
	2016	2015	% Change	2016	2015	% Change
MSG Entertainment	$(53,430)	$(11,188)	(378)%	$(58,391)	$(14,372)	(306)%
MSG Sports	42,489	30,954	37%	36,491	27,676	32%
All other	(12,813)	(3,009)	(326)%	(35,036)	(22,888)	(53)%

The Madison Square Garden Company Total	$(23,754)	$16,757	NM	$(56,936)	$(9,584)	(494)%

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Nine Months Ended March 31,			Nine Months Ended March 31,
	2016	2015	% Change	2016	2015	% Change
MSG Entertainment	$(1,405)	$45,769	NM	$(14,472)	$35,663	NM
MSG Sports	112,658	56,136	101%	97,004	34,959	177%
All other	(29,141)	(13,639)	(114)%	(95,006)	(75,347)	(26)%

The Madison Square Garden Company Total	$82,112	$88,266	(7)%	$(12,474)	$(4,725)	(164)%

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED AND COMBINED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31, 2016	June 30, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$1,451,687	$14,211
Restricted cash	28,102	12,590
Accounts receivable, net	109,492	51,734
Net related party receivables, current	14,331	327
Prepaid expenses	33,280	23,879
Loan receivable from MSG Networks	—	30,836
Other current assets	19,893	35,058

Total current assets	1,656,785	168,635
Net related party receivables, noncurrent	1,637	—
Investments and loans to nonconsolidated affiliates	273,063	249,394
Property and equipment, net	1,173,126	1,188,693
Amortizable intangible assets, net	17,114	22,324
Indefinite-lived intangible assets	166,850	166,850
Goodwill	277,166	277,166
Other assets	44,428	75,880

Total assets	$3,610,169	$2,148,942

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$12,270	$3,307
Net related party payables	28,028	1,588
Accrued liabilities:
Employee related costs	95,367	95,997
Other accrued liabilities	131,966	121,509
Deferred revenue	327,682	311,317

Total current liabilities	595,313	533,718
Defined benefit and other postretirement obligations	58,426	80,900
Other employee related costs	39,470	53,337
Deferred tax liabilities, net	194,461	206,944
Other liabilities	49,165	50,768

Total liabilities	936,835	925,667

Commitments and contingencies
Stockholders’ Equity:
Class A Common stock, par value $0.01, 120,000 shares authorized; 19,937 shares outstanding as of March 31, 2016	204	—
Class B Common stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of March 31, 2016	45	—
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of March 31, 2016	—	—
Additional paid-in capital	2,799,233	—
Treasury stock, at cost, 511 shares as of March 31, 2016	(74,682)	—
Accumulated deficit	(17,268)	—
MSG Networks investment	—	1,263,490
Accumulated other comprehensive loss	(34,198)	(40,215)

Total stockholders’ equity	2,673,334	1,223,275

Total liabilities and stockholders’ equity	$3,610,169	$2,148,942

THE MADISON SQUARE GARDEN COMPANY

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Nine Months Ended
	March 31,
	2016	2015
Net cash provided by operating activities	$84,021	$22,456
Net cash used in investing activities	(94,493)	(88,396)
Net cash provided by financing activities	1,447,948	73,938

Net increase in cash and cash equivalents	1,437,476	7,998
Cash and cash equivalents at beginning of period	14,211	6,143

Cash and cash equivalents at end of period	$1,451,687	$14,141